INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-21273 of Shurgard Storage Centers, Inc. on Form S-3 of our report dated February 26, 1999, appearing in this Annual Report on Form 10-K of Shurgard Storage Centers, Inc. for the year ended December 31, 1998.



DELOITTE & TOUCHE LLP
Seattle,Washington
March 10, 1999